Exhibit 99.1

Tucows Reports Financial Results for Second Quarter 2019

TORONTO, August 7, 2019 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a provider of network access, domain names and other Internet services, today reported its financial results for the second quarter ended June 30, 2019. All figures are in U.S. dollars.

Summary Financial Results

(In Thousands of US Dollars, Except Per Share Data)

	3 Months Ended June 30			6 Months Ended June 30
	2019 (Unaudited)	2018 (Unaudited)	% Change	2019 (Unaudited)	2018 (Unaudited)	% Change
Net revenue	84,117	81,087	4%	163,070	176,882	-8%
Net income	2,616	3,608	-28%	5,415	7,352	-26%
Basic Net earnings per common share	0.25	0.34	-26%	0.51	0.69	-26%
Adjusted EBITDA[1,2]	11,486	11,188	3%	20,917	21,567	-3%
Net cash provided by operating activities	6,979	5,754	21%	15,970	15,327	4%

1.	This Non-GAAP financial measure is described below and reconciled to GAAP net income in the accompanying table.
2.

Adjusted EBITDA for the second quarter and first six months of 2019 reflect the impact of the purchase price accounting adjustment related to the fair value write down of deferred revenue from the Ascio acquisition on March 18, 2019, which lowered Adjusted EBITDA by $0.7 million and $0.8 million, respectively.

Summary of Revenues and Gross profit

(In Thousands of US Dollars)

	Revenue		Gross Profit
	3 Months ended June 30		3 Months ended June 30
	2019 (Unaudited)	2018 (Unaudited)	2019 (Unaudited)	2018 (Unaudited)
Network Access Services:
Mobile Services	20,986	22,411	10,180	10,433
Other Services	2,644	1,895	1,688	605
Total Network Access Services	23,630	24,306	11,868	11,038

Domain Services:
Wholesale
Domain Services	46,485	42,540	8,668	6,696
Value Added Services	4,775	4,601	4,037	3,853
Total Wholesale	51,260	47,141	12,705	10,549

Retail	8,783	8,477	4,374	4,031
Portfolio	444	1,163	297	968
Total Domain Services	60,487	56,781	17,376	15,548

Network Expenses:
Network, other costs	-	-	(2,385)	(2,701)
Network, depreciation and amortization costs	-	-	(2,352)	(1,727)
Total Network expenses	-	-	(4,737)	(4,428)

Total	84,117	81,087	24,507	22,158

“The second quarter of 2019 was highlighted by year-over-year growth in revenue and gross margin as our domains and Ting Mobile businesses continued to generate strong cash flows to invest in our long-term Ting Internet growth opportunity,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “The second quarter saw continued steady progress at Ting Internet, marked by our best quarter ever in terms of new subscribers, continued expansion in the number of serviceable addresses, and our highest ever level of capital expenditure as we continue to build out the network for the long-term growth of the business.”

Financial Results

Net revenue for the second quarter of 2019 increased 4% to $84.1 million from $81.1 million for the second quarter of 2018.

Net income for the second quarter of 2019 was $2.6 million, or $0.25 per share compared with $3.6 million, or $0.34 per share, for the second quarter of 2018.

Adjusted EBITDA1 for the second quarter of 2019 increased 3% to $11.5 million from $11.2 million for the second quarter of 2018. Adjusted EBITDA for the second quarter 2019 reflects the impact of the purchase price accounting adjustment related to the fair value write down of deferred revenue from the Ascio acquisition, which lowered Adjusted EBITDA by $0.7 million.

Cash and cash equivalents at the end of the second quarter of 2019 were $12.0 million compared with $11.0 million at the end of the first quarter of 2019 and $11.2 million at the end of the second quarter of 2018.

Notes:

1. Adjusted EBITDA

Tucows reports all financial information required in accordance with United States generally accepted accounting principles (GAAP). Along with this information, to assist financial statement users in an assessment of our historical performance, the Company typically discloses and discusses a non-GAAP financial measure, adjusted EBITDA, in press releases and on investor conference calls and related events that exclude certain non-cash and other charges as the Company believes that the non-GAAP information enhances investors' overall understanding of our financial performance.

The Company believes that the provision of this supplemental non-GAAP measure allows investors to evaluate the operational and financial performance of the Company’s core business using similar evaluation measures to those used by management. The Company uses adjusted EBITDA to measure its performance and prepare its budgets. Since adjusted EBITDA is a non-GAAP financial performance measure, the Company’s calculation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. Because adjusted EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a liquidity measure. Non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies and/or analysts and may differ from period to period. The Company endeavors to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA to net income based on U.S. GAAP, which should be considered when evaluating the Company's results. Tucows strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

The Company’s adjusted EBITDA definition excludes depreciation, amortization of intangible assets, income tax provision, interest expense, interest income, stock-based compensation, asset impairment, gains and losses from unrealized foreign currency transactions and infrequently occurring items, including acquisition and transition costs. Gains and losses from unrealized foreign currency transactions removes the unrealized effect of the change in the mark-to-market values on outstanding unhedged foreign currency contracts, as well as the unrealized effect from the translation of monetary accounts denominated in non-U.S. dollars to U.S. dollars.

The following table reconciles net income to adjusted EBITDA (dollars in thousands):

	3 months ended June 30		6 months ended June 30
	2019 (unaudited)	2018 (unaudited)	2019 (unaudited)	2018 (unaudited)
Net income for the period	2,616	3,608	5,415	7,352
Depreciation of property and equipment	2,172	1,330	4,097	2,562
Amortization of intangible assets	2,565	2,326	4,605	4,657
Interest expense, net	1,314	951	2,286	1,847
Provision for income taxes	1,819	1,228	3,076	2,411
Stock-based compensation	685	615	1,210	1,193
Unrealized loss (gain) on change in fair value of forward contracts	(70)	46	(188)	43
Unrealized loss (gain) on foreign exchange revaluation of foreign denominated monetary assets and liabilities	(162)	282	(490)	459
Acquisition and transition costs*	547	802	906	1,043

Adjusted EBITDA	11,486	11,188	20,917	21,567

*Acquisition and other costs represents transaction-related expenses, transitional expenses, such as duplicative post-acquisition expenses, primarily related to the Company’s acquisition of Enom in January 2017 and Ascio in March 2019. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Conference Call

Concurrent with the dissemination of this news release, management’s pre-recorded commentary discussing the quarter and outlook for the Company have been posted to the Tucows web site at http://www.tucows.com/investors/financials. In lieu of a live question and answer period, for the next six days (until Tuesday, August 13), shareholders, analysts and prospective investors can submit questions to Tucows’ management at ir@tucows.com. Management will post responses to questions of general interest to the Company’s web site at http://www.tucows.com/investors/financials/ on Tuesday, August 20 at approximately 4:00 p.m. ET. All questions will receive a response, however, questions of a more specific nature may be responded to directly.

About Tucows

Tucows is a provider of network access, domain names and other Internet services. Ting (https://ting.com) delivers mobile phone service and fixed Internet access with outstanding customer support. OpenSRS (http://opensrs.com), Enom (http://www.enom.com) and Ascio (http://ascio.com) manage a combined 25 million domain names and millions of value-added services through a global reseller network of over 37,000 web hosts and ISPs. Hover (http://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (http://tucows.com).

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectations regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Tucows, Ting, OpenSRS, Enom, Ascio and Hover are registered trademarks of Tucows Inc. or its subsidiaries.

Contact:

Lawrence Chamberlain

Loderock Advisors

(416) 519-4196

lawrence.chamberlain@loderockadvisors.com